Exhibit 99

NEWS RELEASE

For Immediate Release
January 21, 2003

For Further Information Contact:
Jerry Francis, Chairman, President & CEO
(304) 769-1101

City Holding Company Announces 22% increase
in Fourth Quarter Net Income

Charleston, West Virginia – City Holding Company, “the Company” (NASDAQ:CHCO; NASDAQ:CHCOP), a $2 billion bank holding company headquartered in Charleston, today announced net income for the fourth quarter of $9.4 million, or diluted earnings per share of $0.55, compared to $7.6 million, or $0.45 per diluted share, in the fourth quarter of 2001, representing a 22% increase. However, the Company actually experienced an improvement in net income of 60% after adjusting for a $4.7 million pre-tax gain it recognized on the sale of its California banking affiliates in the fourth quarter of 2001, offset by no provision for loan losses taken during the fourth quarter of 2002. During the fourth quarter of 2002, the Company had a Return on Assets of 1.90%, a Return on Equity of 22.9%, Net Interest Margin of 4.70%, and an Efficiency Ratio of 54.9%, placing the Company among the most profitable banks in the United States for the quarter. For the full year, the Company reported net income of $32.5 million, or diluted earnings per share of $1.90, compared with a loss for 2001 of $26 million, or $1.54 per diluted share. For the full year, the Company’s Return on Assets was 1.59%, Return on Equity was 20.5%, Net Interest Margin was 4.69%, and the Efficiency Ratio was 58.7%.

“These results demonstrate that City Holding Company’s financial performance is stronger than most of its peers, and that the Company has achieved one of the strongest turnarounds in banking history”, stated Jerry Francis, Chairman, President, and CEO of City Holding Company and its primary subsidiary City National Bank of West Virginia. “The Company was ranked the 7th top performing stock of 2002 earlier this month by the “Bloomberg 100” annual index of best performing stocks and was the only bank to appear in the top 10 of this much-heralded annual list. Over the past two years, common shares of the Company appreciated nearly four-fold, or 391%, making it the best stock value of all banks in the United States, and the fourth best value of all American publicly traded companies during this time period (excluding small companies with share prices under $5 and market capitalization below $100 million.) Our shareholders have been richly rewarded for the confidence that they have shown in our Company as the value of the shares held in City Holding Company has risen by over $350 million. As an additional honor for our Company and its employees, in December I was honored as “2002 Community Banker of the Year” by the American Banker, our industry’s most highly respected trade publication. I accepted that award on behalf of our Board of Directors, management, and the Company’s employees whose efforts all contributed to make City the “Community Bank of the Year”.”

Other accomplishments for the Company during the year included our release from formal agreements with the Office of Comptroller of the Currency and the Federal Reserve Bank of Richmond in May of 2002; and, the restoration of dividend payments on both our common shares and our two outstanding Trust Preferred series in June of 2002. We are extremely proud of these achievements and look forward to further accomplishments on behalf of our shareholders in 2003.”

Net Interest Income

For the full year, the Company recorded net interest income of $88.5 million as compared to $92.9 million during 2001. The decrease can be attributed to the sale of the California banking affiliates that contributed net interest income during 2001 of $6.8 million. After adjusting for the sale of the California banking affiliates, the Company actually experienced a 2.8% increase in net interest income for the full year despite the Company’s efforts to reduce exposure to certain loans. The net interest margin for 2002 was 4.69% compared to 4.12% during 2001. The increase in net interest margin can be attributed to a full year accrual of interest on the Company’s retained interest in securitized loans and the Company’s strategic efforts to reduce the Company’s reliance on short-term borrowing, brokered time deposits, and high-cost in-market time deposits which allowed the Company’s average cost of liabilities to fall by 172 basis points while asset rates declined by only 102 basis points.

For the fourth quarter of 2002, the Company recorded net interest income of $21.6 million as compared to $24.6 million in the fourth quarter of 2001, a decrease of $3 million. The decrease is partly attributable to the sale of the California banking affiliates that contributed $1.2 million of net interest income during the fourth quarter of 2001. The Company’s net interest margin was 4.70% in the fourth quarter of 2002 as compared to 4.67% during the fourth quarter of 2001.

Credit Quality

The Company achieved dramatic improvement in the credit quality of its loan portfolio during 2002 as demonstrated by fourth quarter net charge-offs of $0.1 million, as compared to net charge-offs of $8.3 million during the fourth quarter of 2001. For the full year, the Company recorded net charge-offs of $21.9 million, as compared to net charge-offs of $22.1 million during 2001.

During 2001 and 2002, the Company’s new management was focused on identifying and resolving problem loans. As a result, non-performing assets fell from $31.7 million at December 31, 2001 to $3.4 million at December 31, 2002, representing just 0.28% of total loans and other real estate outstanding. The provision for loan losses declined from $32.2 million in 2001 to $1.8 million in 2002, with no provision required in the fourth quarter of 2002 (compared to $1.8 million in the fourth quarter of 2001). The Company believes that its methodology for determining its Allowance for Loan Losses (“ALLL”) adequately provides for probable losses inherent in the loan portfolio at December 31, 2002 when the ALLL was $28.5 million, or 948% of non-performing loans and 2.37% of total loans. If the Company’s loan loss experience remains good in the future, the methodology used to establish the ALLL could lead to low, zero, or negative provision expense in future periods.

Non-Interest Income

Non-Interest Income in the fourth quarter of 2002 was $9.6 million compared to $8.7 million in the fourth quarter of 2001 (net of a $4.7 million gain on the sale of the California affiliates). This increase in non-interest income is attributable primarily to a $1.0 million increase in service charges reflecting new services provided to the Company’s retail banking customers.

For the full year, non-interest income in 2002 was $34.1 million as compared to $38.2 million in 2001 (net of a $4.7 million gain on the sale of the California affiliates), a decrease of $4.1 million. However, service charge revenues were up $5.6 million in 2002 as compared to 2001, reflecting the Company’s focus on its retail deposit customer base. This increase in service charges was offset by a decrease of $3.2 million in out-of-market mortgage origination and servicing revenues and a $3.4 million gain on the sale of other affiliates during 2001.

Non-Interest Expenses

Non-interest expenses fell to $16.5 million in the fourth quarter of 2002 from $22.5 million in the fourth quarter of 2001, a 27% decrease. For the full year, expenses dropped from $114.4 million for 2001 to $69.8 million in 2002, representing a 39% decrease reflecting the Company’s active focus on managing expenses to appropriate levels. The Efficiency Ratio (defined as non-interest expense as a percent of total revenues) was 87% in 2001, but averaged only 58.7% during 2002. By the fourth quarter of 2002, the Efficiency Ratio had been further reduced to 54.9%. As a result, the Company went from having a sub-par Efficiency Ratio to achieving expenses lower than comparable banks in less than 18 months. Sustainable reductions have been achieved in virtually all expense categories. Compensation expense has declined as the result of a “Best Practices” project that re-engineered work flows within the Company allowing a reduction of nearly 25% of the Company’s staff. During 2002, the Company continued to manage staffing to more efficient levels, resulting in a decline in the number of employees from 802 at December 31, 2001 to 737 at December 31, 2002. Occupancy expenses are down after exiting facilities associated with out-of-market operations. The reduction in depreciation expense reflects the Company’s intention of embarking upon only those capital expenditures that have proven ability to improve customer service, lower expenses, or grow revenues. Telecommunication expenses have been reduced primarily as a result of the Company’s exit from out-of-market businesses and a decision to eliminate a customer call center to increase customer interaction with local staff rather than a distant call center. Repossessed Asset Losses and Expenses and Losses on Disposal and Impairment of Fixed Assets have been greatly reduced as the quality of the Company’s assets has improved. The Company recognized expenses for out-of-market Loan Production Office Advisory Fees in 2001 and also took charges relating to Retained Interest Impairment during 2001. Finally, the Company’s insurance and regulatory expenses have declined as a result of lower OCC regulatory expenses and lower FDIC insurance expense accompanying the Company’s improved financial condition.

Balance Sheet Trends

Total assets at December 31, 2002 were $2.048 billion as compared to $2.116 billion at December 31, 2001. Strategically, the Company has focused on improving the credit quality of its loan portfolio and maintaining the overall profitability of these loans. The Company’s philosophy is to make loans that are both profitable and have acceptable credit quality. The Company believes that its high levels of profitability in 2002 reflect the strong core deposit franchise of the Company more than its total loan balances outstanding. As a result, the Company accepted decreases in loan balances during the year. With respect to its funding, the Company’s strategic focus was on reduced reliance on borrowings from the Federal Home Loan Bank, brokered deposits, and time deposits at above market rates – sources of funding that do not reflect the Company’s core deposit franchise. As a result, the Company’s balance sheet was allowed to shrink in order to improve the quality of the Company’s assets and to improve the Company’s liquidity and capital strength.

In line with this strategic repositioning of the balance sheet, gross loan balances decreased from $1.390 billion at December 31, 2001 to $1.204 billion at December 31, 2002. Residential loans decreased by 25% as interest rates fell and customers refinanced existing home mortgage loans. While the Company originated a significant volume of new loans during the year, it was unable to replace all maturing loans as a result of its focus on originating only profitable loans within its core markets. The Company was very successful in its strategic goals relating to Home Equity loan originations, which grew by 115% during 2002. The Company’s concentration of home equity loans is among the highest in the industry, reflecting the Company’s focus on growing profitable retail loans with acceptable credit quality. The Company’s commercial lending division was focused on improving the overall credit quality of the portfolio. As a result, total commercial loan balances have fallen. However, Commercial Real Estate loans decreased by only 4% while Other Commercial loans have decreased by 35% since December 31, 2001 reflecting the Company’s preference for real estate secured commercial lending. Consistent with its strategy of exiting the business, Indirect loans decreased by 44%. Installment loans were down 50% as well, reflecting the Company’s strategy of significantly reducing loans with higher levels of credit risk or inadequate profitability.

During the fourth quarter of 2002, loan balances decreased by $25 million, including a reduction of $15 million in Loans to Depository Institutions. Increases in Home Equity loans of $26 million (14% growth) offset a reduction of $15 million in Residential Real Estate loans. Growth in Commercial Real Estate lending of $11 million, or 4%, primarily offset the decrease in non-real estate secured Other Commercial loans of $14 million, while Credit Card loans were up $1 million. Therefore, the main reason for the decrease in loan balances during the quarter can be linked to a reduction of $19 million in Indirect auto loans and consumer Installment lending reflecting the Company’s strategic goals.

Total deposits were $1.565 billion at December 31, 2002 as compared to $1.562 billion at September 30, 2002 and $1.691 billion at December 31, 2001. This is a reduction of $127 million, of which $122 million was in the form of high cost time deposits used by the Company to fund its balance sheet growth in 2000. This reduction was part of the Company’s strategic plan to increase profitability and improve liquidity.

Retained Interests in Securitized Loans

Between 1997 and 1999, the company originated and securitized $760 million in 125% loan to value junior-lien mortgages. The Company has a retained interest in the final cash flows associated with these underlying mortgages after satisfying priority claims. At November 30, 2002 (the most current date that information is available), the outstanding principal balances of the mortgages securitized were $235.8 million. The outstanding obligation to the purchasers of the priority claims was $123.2 million with the Company having an interest in the remaining $112.6 million in balances. The Company determines the value of the retained interests using assumptions regarding default rates, prepayment rates, and an appropriate discount rate for assets of similar characteristics. At December 31, 2002 the Company estimates the fair value of these assets to be $90.3 million, compared to the book value of $80.9 million. The Bank is required to accrete the difference between the fair value and the book value over the life of the investment. Therefore, the retained interests accrued at the rate of 16.87% during the fourth quarter of 2002. During 2002 and 2001, the Company accrued $12.4 and $7.4 million toward the expectation of when, and how much, cash will be received in the future, reflecting an annual yield of 16.26% and 10.40%, respectively. The Company received its initial cash in 2002 totaling $2.7 million.

Capitalization

As required by regulation, effective September 30, 2002 the Company implemented new regulatory capital requirements related to the Bank’s investment in retained interest in securitized mortgages. Under these new regulations, the Company’s Tier I Capital ratio at December 31, 2002 was 9.92%, the Total Risk-based Capital Ratio was 13.42%, and the Leverage Ratio was 8.49%. Both the Company and the Bank are “well capitalized”, which is the highest possible regulatory designation regarding capital levels.

During December of 2002, the Board approved payment of current dividends on the Company’s 9.125% Capital Securities issued by the Company’s wholly-owned subsidiary, City Holding Capital Trust II payable January 31, 2003 to shareholders of record as of January 16, 2003. In addition, the board approved a quarterly cash dividend of 15 cents per share on the Company’s common shares payable on January 31, 2003 to shareholders of record at January 16, 2003.

In June of 2002, the Board of Directors of the Company announced a one million share purchase program. As a result of this program, at December 31, 2002 the Company had purchased 302,400 shares of common stock at an average price of $24.71. In June of 2002, the Board of Directors of the Company also announced a $25 million program to retire the outstanding capital securities issued by either City Holding Capital Trust or City Holding Capital Trust II. As of December 31, 2002 the Company has not taken any action on these securities, but remains ready to do so if the opportunity appears financially attractive. It should be noted that shares of City Holding Capital Trust II are callable, in whole or in part, at par on October 31, 2003.

City Holding Company is the parent company of City National Bank of West Virginia. In addition to the Bank, City National Bank operates CityInsurance Professionals, an insurance agency offering a full range of insurance products and services.

This news release contains certain forward-looking statements that are included pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such information involves risks and uncertainties that could result in the Company’s actual results differing from those projected in the forward-looking statements. Important factors that could cause actual results to differ materially from those discussed in such forward-looking statements include, but are not limited to, (1) the Company may incur additional loan loss provision due to negative credit quality trends in the future that may lead to a deterioration of asset quality, or conversely, the Company may incur less, or even negative, loan loss provision due to positive credit quality trends in the future; (2) the Company may not continue to experience significant recoveries of previously charged-off loans and the Company may incur increased charge-offs in the future; (3) the Company may experience increases in the default rates on its retained interests in securitized mortgages causing it to take impairment charges to earnings; (4) the Company may not realize the expected cash payments that it is presently accruing from its retained interests in securitized mortgages; (5) the Company could have adverse legal actions of a material nature; (6) the Company may face competitive loss of customers associated with its efforts to increase fee-based revenues; (7) the Company may be unable to manage its expense levels due to the expenses associated with its loan portfolio quality, regulatory, and legal issues; (8) rulings affecting, among other things, the Company’s and its banking subsidiaries’ regulatory capital and required loan loss allocations may change, resulting in the need for increased capital levels; (9) changes in the interest rate environment may have results on the Company’s operations materially different from those anticipated by the Company’s market risk management functions; (10) changes in general economic conditions and increased competition could adversely affect the Company’s operating results; (11) changes in other regulations and government policies affecting bank holding companies and their subsidiaries, including changes in monetary policies, could negatively impact the Company’s operating results; (12) the planned purchase of Trust I and Trust II Capital Securities and the common stock may not occur or may not have the effects anticipated; and (13) the Company may experience difficulties growing loan and deposit balances. Forward-looking statements made herein reflect management’s expectations as of the date such statements are made. Such information is provided to assist stockholders and potential investors in understanding current and anticipated financial operations of the Company and is included pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances that arise after the date such statements are made.

CITY HOLDING COMPANY AND SUBSIDIARIES
Financial Highlights
(Unaudited)

	Three Months Ended		Percent Change
	December 31, 2002	December 31, 2001
Earnings ($000s, except per share data):
Net Interest Income (FTE)	$21,574	$24,600	(12.30)%
Net Income	9,408	7,595	23.87%
Earnings per Basic Share	0.56	0.45	24.44%
Earnings per Diluted Share	0.55	0.45	22.22%

Key Ratios (percent):
Return on Average Assets	1.90%	1.34%	41.79%
Return on Average Equity	22.88%	20.93%	9.32%
Net Interest Margin	4.70%	4.67%	0.64%
Efficiency Ratio	54.88%	60.88%	(9.86)%
Average Shareholders' Equity to Average Assets	8.30%	6.42%	29.28%
Risk-Based Capital Ratios (a), (b):
Tier I	9.92%	7.65%	29.67%
Total	13.42%	11.43%	17.41%

Common Stock Data:
Cash Dividends Declared per Share	$0.15	$—	N/A
Book Value per Share	9.93	8.67	14.53%
Market Value per Share:
High	30.20	13.40	125.37%
Low	21.75	9.25	135.14%
End of Period	28.26	12.04	134.72%
Price/Earnings Ratio (c)	12.62	6.69	88.64%

(a)	December 31, 2002 risk-based capital ratios are estimated.
(b)
Effective September 30, 2002, the Company implemented new regulatory capital requirements related to the Company's investment in retained interests in securitized mortgages. The December 31, 2001 capital ratios reported in the table above have been modified to reflect the impact of new regulatory guidelines as if the new guidelines had been implemented in December 2001.

(c)	December 31, 2002 price/earnings ratio computed based on annualized fourth quarter 2002 earnings.

	Twelve Months Ended		Percent Change
	December 31, 2002	December 31, 2001
Earnings ($000s, except per share data):
Net Interest Income (FTE)	$88,467	$92,863	(4.73)%
Net Income (Loss)	32,459	(26,000)	N/A
Earnings (Loss) per Basic Share	1.93	(1.54)	N/A
Earnings (Loss) per Diluted Share	1.90	(1.54)	N/A

Key Ratios (percent):
Return on Average Assets	1.59%	(1.07)%	N/A
Return on Average Equity	20.54%	(16.85)%	N/A
Net Interest Margin	4.69%	4.12%	13.83%
Efficiency Ratio	58.67%	86.98%	(32.55)%
Average Shareholders' Equity to Average Assets	7.74%	6.34%	22.08%

Common Stock Data:
Cash Dividends Declared per Share	$0.45	$—	N/A
Market Value per Share:
High	30.20	14.64	106.28%
Low	12.04	5.13	134.93%

CITY HOLDING COMPANY AND SUBSIDIARIES
Financial Highlights
(Unaudited)

Book Value and Market Price Range per Share

	Book Value per Share				Market Price Range per Share
	March 31	June 30	September 30	December 31	Low	High
1997 (a)	$13.90	$14.41	$16.18	$16.56	$25.75	$43.25
1998 (a)	17.18	18.72	18.56	13.09	30.00	51.00
1999	13.07	12.85	12.80	11.77	12.50	32.75
2000	11.76	11.72	11.72	9.68	4.88	16.19
2001	8.82	8.70	8.37	8.67	5.13	14.64
2002	8.92	9.40	9.64	9.93	12.04	30.20

Earnings per Basic Share

	Quarter Ended
	March 31	June 30	September 30	December 31	Year-to-Date
1997 (a)	$0.47	$0.52	$0.57	$0.47	$2.03
1998 (a)	0.48	0.49	0.56	(0.89)	0.31
1999	0.31	0.42	0.14	(0.49)	0.37
2000	0.24	0.02	(0.05)	(2.47)	(2.27)
2001	(0.34)	(1.19)	(0.46)	0.45	(1.54)
2002	0.38	0.45	0.53	0.56	1.93

Earnings per Diluted Share

	Quarter Ended
	March 31	June 30	September 30	December 31	Year-to-Date
1997 (a)	$0.47	$0.52	$0.57	$0.47	$2.03
1998 (a)	0.48	0.49	0.56	(0.89)	0.31
1999	0.31	0.42	0.14	(0.49)	0.37
2000	0.24	0.02	(0.05)	(2.47)	(2.27)
2001	(0.34)	(1.19)	(0.46)	0.45	(1.54)
2002	0.38	0.45	0.52	0.55	1.90

(a)
Book value and per share amounts reported in 1997 and through September 30, 1998 are as previously reported by City Holding Company and have not been restated to include the operations of Horizon Bancorp, Inc.

CITY HOLDING COMPANY AND SUBSIDIARIES
Consolidated Statements of Income
(Unaudited) ($ in 000s, except per share data)

	Three Months Ended December 31
	2002	2001
Interest Income
Interest and fees on loans	$21,573	$32,104
Interest on investment securities:
Taxable	4,906	3,989
Tax-exempt	635	770
Interest on retained interests	3,390	2,628
Interest on federal funds sold	112	394

Total Interest Income	30,616	39,885
Interest Expense
Interest on deposits	6,161	11,988
Interest on short-term borrowings	1,014	1,128
Interest on long-term debt	284	497
Interest on trust preferred securities	2,006	2,087

Total Interest Expense	9,465	15,700

Net Interest Income	21,151	24,185
Provision for loan losses	—	1,820

Net Interest Income After Provision for Loan Losses	21,151	22,365
Non-Interest Income
Investment securities gains	666	565
Service charges	6,790	5,759
Insurance commissions	411	537
Trust fee income	345	322
Mortgage banking income	233	248
Other income	1,110	5,978

Total Non-Interest Income	9,555	13,409
Non-Interest Expense
Salaries and employee benefits	7,631	9,175
Occupancy and equipment	1,679	2,200
Depreciation	1,288	1,805
Advertising	646	528
Telecommunications	565	765
Office supplies	468	725
Postage and delivery	204	713
Loan production office advisory fees	—	—
Professional fees and litigation expense	702	1,547
Loss on disposal and impairment of fixed assets	6	469
Repossessed asset losses and expenses	(3)	326
Insurance and regulatory	189	507
Retained interest impairment	—	—
Other expenses	3,111	3,784

Total Non-Interest Expense	16,486	22,544

Income Before Income Taxes and Cumulative Effect of Accounting Change	14,220	13,230
Income Tax Expense	4,812	5,635

Net Income Before Cumulative Effect of Accounting Change	9,408	7,595
Cumulative Effect of Accounting Change, Net of Tax	—	—

Net Income	$9,408	$7,595

Basic Earnings per Share:
Net Income Before Cumulative Effect of Accounting Change	$0.56	$0.45
Cumulative Effect of Accounting Change	—	—

Net Income	$0.56	$0.45

Diluted Earnings per Share:
Net Income Before Cumulative Effect of Accounting Change	$0.55	$0.45
Cumulative Effect of Accounting Change	—	—

Net Income	$0.55	$0.45

Average Common Shares Outstanding:
Basic	16,652	16,888
Diluted	16,999	16,961

CITY HOLDING COMPANY AND SUBSIDIARIES
Consolidated Statements of Income
(Unaudited) ($  in 000s, except per share data)

	Twelve Months Ended December 31
	2002	2001
Interest Income
Interest and fees on loans	$93,380	$150,036
Interest on investment securities:
Taxable	19,871	15,518
Tax-exempt	2,701	3,340
Interest on retained interests	12,427	7,430
Interest on federal funds sold	586	1,156

Total Interest Income	128,965	177,480

Interest Expense
Interest on deposits	29,350	67,543
Interest on short-term borrowings	2,765	8,604
Interest on long-term debt	1,809	2,147
Interest on trust preferred securities	8,375	8,121

Total Interest Expense	42,299	86,415

Net Interest Income	86,666	91,065
Provision for loan losses	1,800	32,178

Net Interest Income After Provision for Loan Losses	84,866	58,887

Non-Interest Income
Investment securities gains	1,459	2,382
Service charges	23,500	17,905
Insurance commissions	1,884	2,214
Trust fee income	1,334	1,385
Mortgage banking income	856	4,020
Other income	5,071	14,946

Total Non-Interest Income	34,104	42,852

Non-Interest Expense
Salaries and employee benefits	31,915	42,758
Occupancy and equipment	6,655	9,377
Depreciation	5,749	8,777
Advertising	2,568	2,465
Telecommunications	2,404	4,054
Office supplies	1,557	2,234
Postage and delivery	938	2,563
Loan production office advisory fees	—	2,198
Professional fees and litigation expense	2,857	9,248
Loss on disposal and impairment of fixed assets	(85)	3,951
Repossessed asset losses and expenses	664	2,557
Insurance and regulatory	1,656	2,134
Retained interest impairment	—	2,182
Other expenses	12,911	19,907

Total Non-Interest Expense	69,789	114,405

Income (Loss) Before Income Taxes and Cumulative Effect of Accounting Change	49,181	(12,666)
Income Tax Expense (Benefit)	16,722	(4,651)

Net Income (Loss) Before Cumulative Effect of Accounting Change	32,459	(8,015)
Cumulative Effect of Accounting Change, Net of Tax	—	(17,985)

Net Income (Loss)	$32,459	$(26,000)

Basic Earnings (Loss) per Share:
Net Income (Loss) Before Cumulative Effect of Accounting Change	$1.93	$(0.47)
Cumulative Effect of Accounting Change	—	(1.07)

Net Income (Loss)	$1.93	$(1.54)

Diluted Earnings (Loss) per Share:
Net Income (Loss) Before Cumulative Effect of Accounting Change	$1.90	$(0.47)
Cumulative Effect of Accounting Change	—	(1.07)

Net Income (Loss)	$1.90	$(1.54)

Average Common Shares Outstanding:
Basic	16,809	16,888
Diluted	17,072	16,888

CITY HOLDING COMPANY AND SUBSIDIARIES
Consolidated Statements of Changes in Stockholders' Equity
(Unaudited) ($ in 000s)

	Three Months Ended
	December 31, 2002	December 31, 2001
Balance at September 30	$160,705	$141,363

Net Income	9,408	7,595
Other Comprehensive Income:
Change in Unrealized Gain on Securities Available for Sale	(117)	(2,609)
Change in Underfunded Pension Liability	(1,544)
Cash dividends declared ($0.15/share)	(2,495)	—
Exercise of 19,137 stock options	436	—
Purchase of 38,600 common shares for treasury	(1,000)	—

Balance at December 31	$165,393	$146,349

	Twelve Months Ended
	December 31, 2002	December 31, 2001
Balance at December 31	$146,349	$163,457

Net Income (Loss)	32,459	(26,000)
Other Comprehensive Income:
Change in Unrealized Gain on Securities Available for Sale	2,033	2,407
Change in Unrealized Loss on Retained Interest in Securitized Mortgages	—	6,485
Change in Underfunded Pension Liability	(1,544)
Cash dividends declared ($0.45/share)	(7,535)	—
Exercise of 72,151 stock options	1,104	—
Purchase of 302,400 common shares for treasury	(7,473)	—

Balance at December 31	$165,393	$146,349

CITY HOLDING COMPANY AND SUBSIDIARIES
Condensed Consolidated Quarterly Statements of Income
(Unaudited) ($ in 000s, except per share data)

	Quarter Ended
	Dec. 31 2002	Sept. 30 2002	June 30 2002	March 31 2002	Dec. 31 2001
Interest income	$30,616	$31,701	$32,767	$33,881	$39,885
Taxable equivalent adjustment	423	351	368	394	415

Interest income (FTE)	31,039	32,052	33,135	34,275	40,300
Interest expense	9,465	9,689	10,887	12,258	15,700

Net interest income	21,574	22,363	22,248	22,017	24,600
Provision for loan losses	—	—	900	900	1,820

Net interest income after provision for loan losses	21,574	22,363	21,348	21,117	22,780
Noninterest income (a)	9,555	8,839	8,696	7,014	13,409
Noninterest expense	16,486	17,257	17,874	18,172	22,544

Income before income taxes	14,643	13,945	12,170	9,959	13,645
Income tax expense	4,812	4,622	4,131	3,157	5,635
Taxable equivalent adjustment	423	351	368	394	415

Net income	9,408	8,972	7,671	6,408	7,595
Cumulative effect of change in accounting principle, net	—	—	—	—	—

Net income	$9,408	$8,972	$7,671	$6,408	$7,595

(a) During the fourth quarter of 2001, "noninterest income" included a gain of approximately $4.67 million resulting from the sale of the Company's banking offices in California.

Basic earnings per share	$0.56	$0.53	$0.45	$0.38	$0.45
Diluted earnings per share	0.55	0.52	0.45	0.38	0.45
Cash dividends declared per share	0.15	0.15	0.15	—	—

Average Common Share (000s):
Outstanding	16,652	16,804	16,892	16,888	16,888
Diluted	16,999	17,140	17,133	17,016	16,961
Net Interest Margin	4.70%	4.83%	4.67%	4.52%	4.67%

CITY HOLDING COMPANY AND SUBSIDIARIES
Non-Interest Income and Non-Interest Expense
(Unaudited) ($ in 000s)

	Quarter Ended
	Dec. 31 2002	Sept. 30 2002	June 30 2002	March 31 2002	Dec. 31 2001
Non-Interest Income:
Service charges	$6,790	$6,313	$5,768	$4,629	$5,759
Insurance commissions	411	436	532	505	537
Trust fee income	345	319	354	316	322
Mortgage banking income	233	248	189	186	248
Other income (a)	1,110	1,200	1,615	1,146	5,978

Subtotal	8,889	8,516	8,458	6,782	12,844
Investment security gains	666	323	238	232	565

Total Non-Interest Income	$9,555	$8,839	$8,696	$7,014	$13,409

Non-Interest Expense:
Salaries and employee benefits	$7,631	$7,651	$7,995	$8,638	$9,175
Occupancy and equipment	1,679	1,710	1,638	1,628	2,200
Depreciation	1,288	1,367	1,497	1,597	1,805
Advertising	646	580	699	643	528
Telecommunications	565	536	614	689	765
Office supplies	468	347	405	337	725
Postage and delivery	204	294	217	223	713
Professional fees and litigation expense	702	782	733	640	1,547
Loss on disposal and impairment of fixed assets	6	(1)	(7)	(83)	469
Repossessed asset losses and expenses	(3)	25	295	347	326
Insurance and regulatory	189	450	490	527	507
Other expenses	3,111	3,516	3,298	2,986	3,784

Total Non-Interest Expense	$16,486	$17,257	$17,874	$18,172	$22,544

(a) During the fourth quarter of 2001, "noninterest income" included a gain of approximately $4.67 million resulting from the sale of the Company's banking offices in California.
Employees (Full Time Equivalent)	737	743	748	759	802
Branch Locations	55	55	55	55	55

CITY HOLDING COMPANY AND SUBSIDIARIES
Consolidated Balance Sheets
($ in 000s)

	December 31 2002	December 31 2001
	(Unaudited)
Assets
Cash and due from banks	$109,318	$81,827
Federal funds sold and securities purchased under agreement to resell	47,202	88,500

Cash and cash equivalents	156,520	170,327
Securities available for sale, at fair value	445,384	383,552
Securities held-to-maturity, at amortized cost	72,410	—

Total securities	517,794	383,552
Loans:
Residential real estate	471,806	631,103
Home equity	210,753	98,100
Commercial real estate	273,904	284,759
Other commercial	95,323	145,989
Loans to depository institutions	20,000	—
Installment	64,181	125,236
Indirect	48,709	86,474
Credit card	19,715	18,594

Gross Loans	1,204,391	1,390,255
Allowance for loan losses	(28,504)	(48,635)

Net loans	1,175,887	1,341,620
Retained interests	80,923	71,271
Premises and equipment	37,802	43,178
Accrued interest receivable	11,265	12,422
Net deferred tax assets	35,895	47,443
Other assets	31,825	46,482

Total Assets	$2,047,911	$2,116,295

Liabilities
Deposits:
Noninterest-bearing	$281,290	$284,649
Interest-bearing:
Demand deposits	377,165	392,258
Savings deposits	286,198	272,885
Time deposits	619,927	741,503

Total deposits	1,564,580	1,691,295
Federal funds purchased and securities sold under agreement to repurchase	146,937	127,204
Securities sold, not yet purchased	26,284	—
Long-term debt	25,000	29,328
Corporation-obligated mandatorily redeemable capital securities of subsidiary trusts holding solely subordinated debentures of City Holding Company	87,500	87,500
Other liabilities	32,217	34,619

Total Liabilities	1,882,518	1,969,946

Stockholders' Equity
Preferred stock, par value $25 per share: 500,000 shares authorized; none issued	—	—
Common stock, par value $2.50 per share: 50,000,000 shares authorized; 16,919,248 and 16,892,913 shares issued and outstanding at December 31, 2002 and December 31, 2001, respectively, including 261,563 and 4,979 shares in treasury	42,298	42,232
Capital surplus	59,029	59,174
Retained earnings	66,076	41,152
Cost of common stock in treasury	(6,426)	(136)
Accumulated other comprehensive income	4,416	3,927

Total Stockholders' Equity	165,393	146,349

Total Liabilities and Stockholders' Equity	$2,047,911	$2,116,295

CITY HOLDING COMPANY AND SUBSIDIARIES
Loan Portfolio
(Unaudited) ($ in 000s)

	Dec. 31 2002	Sept. 30 2002	June 30 2002	March 31 2002	Dec. 31 2002
Residential real estate	$471,806	$486,566	$522,016	$573,757	$631,103
Home equity	210,753	185,084	157,577	125,753	98,100
Commercial real estate	273,904	262,824	251,347	259,840	284,759
Other commercial	95,323	109,068	110,468	127,538	145,989
Loans to depository institutions	20,000	35,000	—	—	—
Installment	64,181	75,047	89,117	106,872	125,236
Indirect	48,709	56,425	65,634	75,619	86,474
Credit card	19,715	19,081	18,285	17,424	18,594

Gross Loans	$1,204,391	$1,229,095	$1,214,444	$1,286,803	$1,390,255

CITY HOLDING COMPANY AND SUBSIDIARIES
Consolidated Average Balance Sheets, Yields, and Rates
(Unaudited) ($ in 000s)

	Three Months Ended December 31,
	2002			2001
	Average Balance	Interest	Yield/ Rate	Average Balance	Interest	Yield/ Rate
Assets:
Total loans	$1,215,757	$21,573	7.10%	$1,552,323	$32,104	8.27%
Loans held for sale	—	—	—	—	—	—
Securities:
Taxable	459,271	4,906	4.27%	354,324	3,989	4.50%
Tax-exempt	49,650	1,058	8.52%	61,405	1,185	7.72%

Total securities	508,921	5,964	4.69%	415,729	5,174	4.98%
Retained interest in securitized loans	80,390	3,390	16.87%	69,542	2,628	15.12%
Federal funds sold	30,800	112	1.45%	69,204	394	2.28%

Total earning assets	1,835,868	31,039	6.76%	2,106,798	40,300	7.65%
Cash and due from banks	59,644			56,656
Bank premises and equipment	38,523			45,119
Other assets	76,224			107,460
Less: Allowance for loan losses	(29,045)			(56,015)

Total assets	$1,981,214			$2,260,018

Liabilities:
Demand deposits	$365,692	$504	0.55%	$413,932	$888	0.86%
Savings deposits	289,623	490	0.68%	292,197	1,167	1.60%
Time deposits	629,725	5,167	3.28%	846,938	9,933	4.69%
Short-term borrowings	120,909	1,014	3.35%	135,288	1,128	3.34%
Long-term debt	25,000	284	4.54%	29,511	497	6.74%
Trust preferred securities	87,500	2,006	9.17%	90,900	2,087	9.18%

Total interest-bearing liabilities	1,518,449	9,465	2.49%	1,808,766	15,700	3.47%
Demand deposits	272,485			273,946
Other liabilities	25,784			32,175
Stockholders' equity	164,496			145,131

Total liabilities and stockholders' equity	$1,981,214			$2,260,018

Net interest income		$21,574			$24,600

Net yield on earning assets			4.70%			4.67%

CITY HOLDING COMPANY AND SUBSIDIARIES
Consolidated Average Balance Sheets, Yields, and Rates
(Unaudited) ($ in 000s)

	Twelve Months Ended December 31,
	2002			2001
	Average Balance	Interest	Yield/ Rate	Average Balance	Interest	Yield/ Rate
Assets:
Total loans	$1,255,890	$93,380	7.44%	$1,758,834	$148,974	8.47%
Loans held for sale	—	—	—	12,942	1,062	8.21%
Securities:
Taxable	462,142	19,871	4.30%	303,746	15,518	5.11%
Tax-exempt	53,558	4,502	8.41%	66,688	5,138	7.70%

Total securities	515,700	24,373	4.73%	370,434	20,656	5.58%
Retained interest in securitized loans	76,450	12,427	16.26%	71,459	7,430	10.40%
Federal funds sold	36,627	586	1.60%	39,935	1,156	2.89%

Total earning assets	1,884,667	130,766	6.94%	2,253,604	179,278	7.96%
Cash and due from banks	59,415			60,441
Bank premises and equipment	40,455			51,785
Other assets	93,419			111,947
Less: Allowance for loan losses	(35,792)			(45,428)

Total assets	$2,042,164			$2,432,349

Liabilities:
Demand deposits	$371,847	$2,105	0.57%	$416,281	$9,161	2.20%
Savings deposits	299,958	2,823	0.94%	291,072	7,300	2.51%
Time deposits	672,030	24,422	3.63%	962,671	51,082	5.31%
Short-term borrowings	114,810	2,765	2.41%	173,974	8,604	4.95%
Long-term debt	33,506	1,809	5.40%	31,854	2,147	6.74%
Trust preferred securities	87,500	8,375	9.57%	88,605	8,121	9.17%

Total interest-bearing liabilities	1,579,651	42,299	2.68%	1,964,457	86,415	4.40%
Demand deposits	273,947			274,220
Other liabilities	30,555			39,360
Stockholders' equity	158,011			154,312

Total liabilities and stockholders' equity	$2,042,164			$2,432,349

Net interest income		$88,467			$92,863

Net yield on earning assets			4.69%			4.12%

CITY HOLDING COMPANY AND SUBSIDIARIES
Analysis of Risk-Based Capital
(Unaudited) ($ in 000s)

	Dec. 31 2002 (a), (b)	Sept. 30 2002 (b)	June 30 2002 (b)	March 31 2002 (b)	Dec. 31 2001 (b)
Tier I Capital:
Stockholders' equity	$165,393	$160,705	$158,828	$150,707	$146,349
Goodwill and other intangibles	(6,730)	(6,808)	(6,885)	(6,963)	(7,041)
Accumulated other comprehensive income	(4,416)	(6,077)	(4,638)	(1,877)	(3,927)
Qualifying trust preferred stock	53,659	51,543	51,397	49,610	47,474
Excess retained interests	(28,946)	(30,000)	(27,255)	(26,192)	(25,557)
Excess deferred tax assets	(15,104)	(11,102)	(14,766)	(23,032)	(29,003)

Total tier I capital	$163,856	$158,261	$156,681	$142,253	$128,295

Total Risk-Based Capital:
Tier I capital	$163,856	$158,261	$156,681	$142,253	$128,295
Qualifying allowance for loan losses	23,991	23,477	22,910	22,909	23,427
Qualifying trust preferred stock	33,841	35,957	36,103	37,890	40,026

Total risk-based capital	$221,688	$217,695	$215,694	$203,052	$191,748

Net risk-weighted assets	$1,652,535	$1,621,129	$1,567,809	$1,595,626	$1,677,391

Ratios:
Average stockholders' equity to average assets	8.30%	8.05%	7.51%	7.13%	6.42%
Risk-based capital ratios:
Tier I capital	9.92%	9.76%	9.99%	8.92%	7.65%
Total risk-based capital	13.42%	13.43%	13.76%	12.73%	11.43%
Leverage capital	8.49%	8.08%	7.73%	6.93%	5.84%

(a)	December 31, 2002 risk-based capital ratios are estimated.
(b)
Effective September 30, 2002, the Company implemented new regulatory capital requirements related to the Bank's investment in retained interests in securitized mortgages. Each of the prior periods in the table above have been modified to reflect the impact of the new regulatory guidelines as if the new guidelines had been implemented in September, 2001.

CITY HOLDING COMPANY AND SUBSIDIARIES
Intangibles
(Unaudited) ($ in 000s)

	As of and for the Quarter Ended
	Dec. 31 2002	Sept. 30 2002	June 30 2002	March 31 2002	Dec. 31 2001
Intangibles, net	$6,730	$6,808	$6,885	$6,963	$7,041
Intangibles amortization expense	78	77	78	78	230

CITY HOLDING COMPANY AND SUBSIDIARIES
Summary of Loan Loss Experience
(Unaudited) ($ in 000s)

	Quarter Ended
	Dec. 31	Sept. 30	June 30	March 31	Dec. 31
	2002	2002	2002	2002	2001
Balance at beginning of period	$28,623	$28,023	$37,779	$48,635	$57,196
Charge-offs:
Commercial	565	1,722	8,925	7,851	5,870
Real estate—mortgage	421	212	3,222	3,505	1,989
Installment	1,187	1,204	1,156	1,267	1,582

Total charge-offs	2,173	3,138	13,303	12,623	9,441
Recoveries:
Commercial	490	2,703	2,129	349	503
Real estate—mortgage	1,140	525	92	92	241
Installment	424	510	426	426	362

Total recoveries	2,054	3,738	2,647	867	1,106

Net charge-offs (recoveries)	119	(600)	10,656	11,756	8,335
Provision for loan losses	—	—	900	900	1,820
Balance of institutions sold	—	—	—	—	(2,046)

Balance at end of period	$28,504	$28,623	$28,023	$37,779	$48,635

Loans outstanding	$1,204,391	$1,229,095	$1,214,444	$1,286,803	$1,390,255

Average loans outstanding	1,215,757	1,213,295	1,253,098	1,343,307	1,552,323

Allowance as a percent of loans outstanding	2.37%	2.36%	2.31%	2.94%	3.50%

Allowance as a percent of non-performing loans	948%	1119%	1729%	243%	169%

Net charge-offs (recoveries) (annualized) as a percent of average loans outstanding	0.04%	(0.20)%	3.40%	3.50%	2.15%

CITY HOLDING COMPANY AND SUBSIDIARIES
Summary of Non-Performing Assets
(Unaudited) ($ in 000s)

	Dec. 31	Sept. 30	June 30	March 31	Dec. 31
	2002	2002	2002	2002	2001
Nonaccrual loans	$2,126	$1,511	$626	$14,542	$23,777
Accruing loans past due 90 days or more	880	1,046	995	1,000	4,915
Restructured loans	—	—	—	—	167

Total non-performing loans	3,006	2,557	1,621	15,542	28,859
Other real estate owned	403	1,079	1,681	2,295	2,866

Total non-performing assets	$3,409	$3,636	$3,302	$17,837	$31,725

Non-performing assets as a percent of loans and other real estate owned	0.28%	0.30%	0.27%	1.38%	2.47%